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Allied Capital Commercial Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1997

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
                                                For the Three Months Ended
                                                          March 31,
                                               -----------------------------
                                                  1997            1996
                                               -----------------------------
Primary Earnings Per Common Share:

  Net Income                                     $6,636,000      $6,855,000
                                               =============================

  Weighted average of common
       shares outstanding                        14,277,729      13,756,773

  Weighted average of common
       shares issuable on exercise
       of outstanding stock options                 136,386          58,237
                                               -----------------------------

  Weighted average of common
       shares outstanding, as adjusted           14,414,115      13,815,010
                                               =============================

  Net Income per share                                $0.46           $0.50
                                               =============================

Fully Diluted Earnings Per Common Share:

  Net Income                                     $6,636,000      $6,855,000
                                               =============================

  Weighted average common
       shares and common share
       equivalents as computed for
       primary earnings per share                14,414,115      13,815,010

  Weighted average of additional
       shares issuable on exercise
       of outstanding stock options                     453          11,201
                                               -----------------------------

  Weighted average of common
       shares outstanding, as adjusted           14,414,568      13,826,211
                                               =============================

  Net Income assuming full dilution                   $0.46           $0.50
                                               =============================
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